Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT
This AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”), dated as of September 1, 2024, is entered into by and between Charles C. Bracher (“Consultant”) and Grocery Outlet Inc., a California corporation (the “Company”).
WHEREAS, Consultant and the Company are parties to a Consulting Agreement dated as of March 1, 2024, pursuant to which Consultant is providing consulting services to the Company;
WHEREAS, both parties desire to amend and extend the Agreement in certain respects as set forth in this Amendment.
NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Defined Terms. Initial capitalized terms herein but not otherwise defined herein shall have the meanings given to such terms in the Agreement.
2.    Extension of Consulting Term. The Consulting Term is hereby extended to a term ending on December 15, 2024.
3.    Consulting Fee. From September 1, 2024 through the end of the Consulting Term, as consideration for the Consulting Services, the Company shall pay Consultant at the rate of $500 per hour for any services performed. Consultant shall invoice the Company monthly in arrears and payment shall be due within sixty (60) days of the Company’s receipt of invoice. It is acknowledged and understood that effective as of September 1, 2024, all Consulting Services shall be performed pursuant to the hourly fee arrangement described in this section and there shall be no monthly fixed fee for the Consulting Services.
4.    All Other Terms in Full Force and Effect. Except as expressly amended hereby, all of the terms and conditions of the Agreement shall continue in full force and effect. Any reference in the Agreement or this Amendment to the “Agreement” shall from and after the date hereof be deemed a reference to the Agreement as modified by this Amendment.

[Signatures to Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GROCERY OUTLET INC.

By: /s/ Robert J. Sheedy, Jr.
By: Robert J. Sheedy, Jr.
Title: President and CEO

CHARLES C. BRACHER

By: /s/ Charles C. Bracher
Charles C. Bracher
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